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                                                        Exhibit 4.2

                                     BY-LAWS
                                       of
                              NCS HEALTHCARE, INC.

              Incorporated under the Laws of the State of Delaware

                            Adopted February 7, 1996

                                    ARTICLE 1

                               OFFICES AND RECORDS

                  SECTION 1.1. DELAWARE OFFICE. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, State of Delaware.

                  SECTION 1.2. OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

                  SECTION 1.3. BOOKS AND RECORDS. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                    ARTICLE 2

                                  STOCKHOLDERS

                  SECTION 2.1. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.

                  SECTION 2.2. SPECIAL MEETING. Subject to the rights of the holders of any series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation ("Preferred Stock") with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board, or by the President, or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

                  SECTION 2.3. PLACE OF MEETING. The Board of Directors, the Chairman of the Board or the President, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors, the Chairman of the Board or the President. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

                  SECTION 2.4. NOTICE OF MEETING. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as

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shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with
Section 6.4 of these By-Laws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

                  SECTION 2.5. QUORUM AND ADJOURNMENT. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                  SECTION 2.6. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware (the "General Corporation Law") by the stockholder, or by his duly authorized attorney in fact.

                  SECTION 2.7.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

                  (A) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

                           (2) For nominations or other business to be properly
brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act

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of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                           (3) Notwithstanding anything in the second sentence
of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (C) GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

                           (2) For purposes of this By-Law, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the
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Securities and Exchange
Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (3) Notwithstanding the foregoing provisions of this
By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                  SECTION 2.8. PROCEDURE FOR ELECTION OF DIRECTORS; REQUIRED VOTE. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

                  SECTION 2.9. INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

                  The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

                  SECTION 2.10. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                    ARTICLE 3

                               BOARD OF DIRECTORS

                  SECTION 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

                  SECTION 3.2. NUMBER; TENURE AND QUALIFICATIONS. The number of directors constituting the Whole Board shall be fixed at seven (7) as of the date of the adoption of these By-Laws. Thereafter, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, and subject to such limitations as may be specified in these

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By-Laws or the Certificate of Incorporation or required by the General
Corporation Law, the number of directors constituting the Whole Board may be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. Each director shall be a stockholder of the Corporation. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, denominated Class I, Class II and Class III, respectively, which classes shall be equal in number or as nearly equal as possible. In the event the total number of directors is not evenly divisible by three (3), then an additional director shall be assigned to Class I if there is one (1) additional director to be assigned among the classes, and an additional director shall be assigned to each of Classes I and II if there are two additional directors to be assigned among the classes. The directors to be elected at each annual meeting of stockholders shall be only the members of the class whose term of office then expires. The term of office of the initial directors in each respective class shall be as follows: (1) directors in Class I shall hold office until the annual meeting of stockholders held in 1996; (2) directors in Class II shall hold office until the annual meeting of stockholders held in 1997; and (3) directors in Class III shall hold office until the annual meeting of stockholders held in 1998. At each annual meeting of stockholders, commencing with the 1996 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

                  SECTION 3.3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the Annual Meeting of Stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

                  SECTION 3.4. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

                  SECTION 3.5. NOTICE. Notice of any special meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Article 11. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section
6.4 of these By-Laws.

                  SECTION 3.6. ACTION BY CONSENT OF BOARD OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board


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or such committee.

                  SECTION 3.7. CONFERENCE TELEPHONE MEETINGS. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  SECTION 3.8. QUORUM. Except as otherwise provided by the Certificate of Incorporation or these By-Laws, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise provided by the Certificate of Incorporation or these By-Laws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

                  SECTION 3.9. VACANCIES. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. Except as otherwise provided in the Certificate of Incorporation, no decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

                  SECTION 3.10. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Corporation's capital stock and to adopt a certificate of ownership and merger pursuant to
Section 253 of the General Corporation Law, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

                  A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these By-Laws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or

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more committees consisting in whole or in part of persons who are not directors of the Corporation; PROVIDED, HOWEVER, that no such committee shall have or may exercise any authority of the Board.

                  SECTION 3.11. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66_%) of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class.

                  SECTION 3.12. RECORDS. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

                  SECTION 3.13. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but by resolution a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board of Directors or of any committee thereof. Nothing contained herein shall be construed so as to preclude any director from serving the Corporation in any other capacity, or from serving any of the Corporation's stockholders, subsidiaries or affiliated corporations in any capacity, and receiving compensation therefor.

                                    ARTICLE 4

                                    OFFICERS

                  SECTION 4.1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary, a Treasurer, and, if the Board of Directors shall so determine, or as may be deemed necessary from time to time, a Vice Chairman of the Board, one or more Vice Presidents and other officers and assistant officers. Any number of offices of the Corporation may be held simultaneously by the same person.

                  SECTION 4.2. ELECTION OF OFFICERS. Each officer of the Corporation shall be elected by the Board of Directors and shall hold office at the pleasure of the Board of Directors until his successor has been elected or until his earlier resignation or removal.

                  SECTION 4.3. RESIGNATION. Any officer may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect immediately upon receipt of such notice or at such other time specified in such notice. Unless otherwise specified in such notice, the acceptance of such resignation by the Corporation shall not be necessary to make such resignation effective.

                  SECTION 4.4. REMOVAL. Any officer may be removed at any time, either with or without cause, by action of the Board of Directors. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

                  SECTION 4.5. VACANCIES. A newly created office and a vacancy in any office because of death, resignation, or removal or any other cause shall be filled by the Board of Directors.

                  SECTION 4.6. POWERS AND DUTIES. All officers, as between themselves and the Corporation, shall have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the

Board of Directors may delegate for the time being the powers or duties of such officer, or any of them, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer the authority to appoint and remove subordinate officers and to prescribe their authority and duties.

                  SECTION 4.7. COMPENSATION. The compensation of the officers shall be fixed from time to time by the Board of Directors or, if delegated by the Board, by the President or the Chairman of the Board. Any such decision by the President or Chairman of the Board shall be final unless expressly overruled or modified by action of the Board of Directors, in which event such action of the Board of Directors shall be conclusive of the matter. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of Director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving a proper compensation therefor.

                                    ARTICLE 5

                        STOCK CERTIFICATES AND TRANSFERS

                  SECTION 5.1. STOCK CERTIFICATES AND TRANSFERS. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, and together with payment of any applicable taxes.

                  The certificates for shares of stock shall be signed by or in the name of the Corporation by the President, a Vice President or the Chairman of the Board, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, or in such other manner as the Board of Directors may by resolution prescribe, which resolution may permit any or all of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  SECTION 5.2. LOST, STOLEN OR DESTROYED CERTIFICATES. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his discretion require.

                  SECTION 5.3. PROTECTION OF CORPORATION. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                    ARTICLE 6

                            MISCELLANEOUS PROVISIONS

                  SECTION 6.1. FISCAL YEAR. The fiscal year of the Corporation shall be such period as the Board of Directors may designate from time to time.

                  SECTION 6.2. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

                  SECTION 6.3. SEAL. The Corporation may adopt a corporate seal which, if adopted, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  SECTION 6.4. WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

                  SECTION 6.5. AUDITS. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be performed annually.

                  SECTION 6.6. RESIGNATIONS. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

                                    ARTICLE 7

                          INDEMNIFICATION AND INSURANCE

                  SECTION 7.1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter, a "proceeding"), by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 7.4, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

                  SECTION 7.2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may indemnify any employee or agent of the Corporation who is not a director or officer of the Corporation to an extent greater than that required by law only if and to the extent that the Board of Directors may, from time to time in their discretion, so determine.

                  SECTION 7.3. ADVANCEMENT OF EXPENSES. Expenses, including attorneys' fees, incurred by a director or officer of the Corporation in defending any proceeding referred to in Section 7.1, shall be paid by the Corporation, in advance of the final disposition of such proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the Corporation as authorized in this
Article 7, which undertaking may be secured or unsecured, in the discretion of the Board of Directors.

                  SECTION 7.4. PROCEDURES AND PRESUMPTIONS UNDER THIS ARTICLE. If a claim under Section 7.1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  SECTION 7.5. INDEMNIFICATION PROVIDED IN THIS ARTICLE NOT EXCLUSIVE. The indemnification and advancement of expenses provided under this
Article 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, the Certificate of Incorporation, these By-Laws, any agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than or in addition to the indemnification provided for in this Article 7.

                  SECTION 7.6. ARTICLE DEEMED A CONTRACT. This Article 7 shall be deemed to be a contract between the Corporation and each director or officer of the Corporation, or individual who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who serves in such capacity at any time while this Article 7 is in effect, and no repeal, amendment or other modification of this Article 7 shall affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                  SECTION 7.7. SAVINGS CLAUSE. If this Article 7 or any portion thereof shall be invalidated or found unenforceable on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee or agent of the Corporation against expenses (including attorneys' fees), judgments, fines, excise taxes, penalties and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article 7 that shall not have been invalidated or found unenforceable, or by any other applicable law.

                  SECTION 7.8. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or individual serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

                                    ARTICLE 8

                            CONTRACTS, PROXIES, ETC.

                  SECTION 8.1. CONTRACTS. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

                  SECTION 8.2. PROXIES. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal (if any) or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                    ARTICLE 9

                                EMERGENCY BY-LAWS

                  The Board of Directors may adopt, either before or during an emergency, as that term is defined by the General Corporation Law, any emergency by-laws permitted by the General Corporation Law which shall be operative only during such emergency. In the event the Board of Directors does not adopt any such emergency by-laws, the special rules provided in the General Corporation Law shall be applicable during an emergency as therein defined.

                                   ARTICLE 10

                                SECTION HEADINGS

                  The article and section headings contained in these By-Laws are included for purposes of reference only and shall not be construed to be a part of or affect in any way the meaning or interpretation of these By-Laws.

                                   ARTICLE 11

                                   AMENDMENTS

                  Subject to the following sentence, these By-Laws may be altered, amended, or repealed at any meeting of the Board of Directors by the affirmative vote of a majority of the Whole Board, or at any meeting of the stockholders by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, provided that, in either case, notice of the proposed change was given in the notice of such meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting. Notwithstanding the foregoing sentence, Article 7 and Sections 2.10, 3.2, 3.9 and 3.11 and this second sentence of this Article 11 of these By-Laws may be altered, amended or repealed or otherwise modified, and any other provision inconsistent therewith may be adopted, only at a meeting of the stockholders by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66_%) of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class.

                            CERTIFICATE OF AMENDED
                                  BY-LAWS OF
                             NCS HEALTHCARE, INC.


         Kevin B. Shaw, President and Chief Executive Officer of NCS Healthcare, Inc. (the "Company"), a Delaware corporation, does hereby certify that the following amendment to the By-Laws of the Company was adopted by the Board of Directors of the Company on November 11, 1996:

                  RESOLVED, that Section 2.5 and 2.8 of the By-Laws of the Company adopted February 7, 1996, are hereby amended so that henceforth they shall read in their entirety as follows, respectively:

                  SECTION 2.5 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting or a majority of the voting power of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                                      * * *

                  SECTION 2.8 Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at a meeting and entitled to vote on the matter shall be the act of the stockholders.

         In WITNESS WHEREOF, said Kevin B. Shaw, President and Chief Executive Officer of NCS HealthCare, Inc., acting for and on behalf of said Company, has hereunto subscribed his name this 3rd day of April, 1998.


                                                 /s/ Kevin B. Shaw
                                                 -----------------------------
                                                 Kevin B. Shaw, President and
                                                   Chief Executive Officer